SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	January 27, 2004

            Banta Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-14637	39-0148550
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

            225 Main Street, Menasha, Wisconsin 54952
(Address of principal executive offices, including zip code)

            (920) 751-7777
(Registrant’s telephone number)

Item 7.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is being furnished herewith:

(99)	Press Release of Banta Corporation dated January 27, 2004.

Item 12.	Results of Operations and Financial Condition.

        On January 27, 2004, Banta Corporation (the “Company”) issued a press release announcing its financial results for the fourth quarter and twelve months ended January 3, 2004. A copy of such press release is furnished as Exhibit 99 and is incorporated by reference herein.

Use of Non-GAAP Measures

        The Company reports its financial results of operations in accordance with generally accepted accounting principles (“GAAP”). The Company has also provided non-GAAP financial information to complement its consolidated financial statements presented in accordance with GAAP. The non-GAAP financial measures included in the Company’s earnings release are the Company’s 2003 fourth quarter and twelve-month net earnings before costs associated with previously announced restructuring activities, the Company’s 2003 twelve-month net earnings before costs associated with a litigation settlement in the second quarter of 2003 and the Company’s 2002 fourth quarter and twelve-month net earnings before an asset impairment charge. Management believes it is useful for investors to understand how its core operations performed without the effects of such charges.

        In the Company’s judgment, excluding these costs allows investors to trend, analyze and benchmark in a meaningful manner the performance of the Company’s core operations. In addition, the Company believes that providing net earnings before these costs provides another useful comparison of the Company’s operational performance in 2003 to the comparable periods in 2002. Many of the Company’s internal performance measures exclude these costs to enable meaningful trending of core operating metrics over an extended period of time. The Company has provided within the earnings release a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

        The non-GAAP financial measures included in the Company’s earnings release are intended to supplement the reader’s overall understanding of the Company’s current financial performance and its prospects for the future. However, the non-GAAP financial measures are not intended to supercede or replace the Company’s GAAP results or expectations.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANTA CORPORATION
Date: January 27, 2004	By: /s/ Ronald D. Kneezel
Ronald D. Kneezel
Vice President, General Counsel and Secretary

BANTA CORPORATION
FORM 8-K
EXHIBIT INDEX

Exhibit
Number	Description

(99)	Press Release of Banta Corporation, dated January 27, 2004.